Exhibit (23)


                        CONSENT OF INDEPENDENT AUDITORS




         We hereby consent to the incorporation by reference in this Form 10-KSB of Monocacy Bancshares, Inc. for the year ended December 31, 1997 of our report dated January 23, 1998 which appears on page 23 of the 1997 Annual Report to Shareholders.




                                                              Stegman & Company




Baltimore, Maryland
March 26, 1998